Exhibit 10.5

NISSAN AUTO LEASING LLC II,

as Depositor,

and

NISSAN AUTO LEASE TRUST 2026-A,

as Transferee

SERIES CERTIFICATE

TRANSFER AGREEMENT

Dated as of February 26, 2026

SCHEDULE I	PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

i	NALT 2026-A Series Certificate Transfer Agreement

SERIES CERTIFICATE TRANSFER AGREEMENT

This Series Certificate Transfer Agreement, dated as of February 26, 2026 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), is between Nissan Auto Leasing LLC II, a Delaware limited liability company (“NALL II”), as depositor (the “Depositor”), and Nissan Auto Lease Trust 2026-A, a Delaware statutory trust (the “Issuing Entity”), as transferee (in such capacity, the “Transferee”).

RECITALS

WHEREAS, Nissan-Infiniti LT LLC (the “Titling Company”) is a Delaware limited liability company governed by the Limited Liability Company Agreement, dated as of April 1, 2021 (the “Titling Company Agreement”), by and between NILT LLC, a Delaware limited liability company (“NILT LLC”), as member (in such capacity, the “Member”), Nissan Motor Acceptance Company LLC, a Delaware limited liability company (“NMAC”), as administrator (the “Administrator”), and U.S. Bank Trust Company, National Association, a national banking association, as titling company registrar (the “Titling Company Registrar”);

WHEREAS, pursuant to the Titling Company Agreement, the purposes of the Titling Company include taking assignments and conveyances of and holding in trust various assets (the “Titling Company Assets”);

WHEREAS, as contemplated by the Titling Company Agreement and pursuant to the 2026-A Series Supplement thereto, entered into as of the date hereof, by and between the Member, Nissan Auto Lease Trust 2026-A, as holder, and the Titling Company Registrar (the “2026-A Series Supplement” and, together with the Titling Company Agreement, the “Series LLC Agreement”), the Member (i) has established and formed a separate series interest of the Titling Company (the “2026-A Series”), and (ii) shall identify and allocate certain Titling Company Assets to, and associate such Titling Company Assets with, the 2026-A Series;

WHEREAS, pursuant to the Series LLC Agreement a separate portfolio of leases (the “2026-A Leases”), the vehicles that are leased under the 2026-A Leases (the “2026-A Vehicles”), and certain other related Titling Company Assets have been allocated to and associated with the 2026-A Series;

WHEREAS, the Titling Company has issued a certificate representing the entire 2026-A Series Interest (the “2026-A Series Certificate”) to NILT LLC;

WHEREAS, NILT LLC has transferred and assigned, without recourse, all of its right, title, and interest in and to the 2026-A Series Certificate to the Depositor pursuant to the Series Certificate Sale Agreement, dated as of the date hereof (the “Series Certificate Sale Agreement”), between NILT LLC and the Depositor;

WHEREAS, the Depositor and the Transferee desire to provide for the sale, transfer and assignment by the Depositor to the Transferee, without recourse, of all of the Depositor’s right, title and interest in and to the 2026-A Series Certificate; and

NALT 2026-A Series Certificate Transfer Agreement

WHEREAS, immediately after the transfer and assignment of the 2026-A Series Certificate to the Transferee, the Transferee shall pledge the 2026-A Series Certificate to U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), pursuant to an indenture, dated as of the date hereof (the “Indenture”), between the Issuing Entity and the Indenture Trustee.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in Annex A to the Series Certificate Sale Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Series Certificate Sale Agreement”), by and between NILT LLC, as transferor, and NALL II, as the transferee.

Section 1.02 Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iii) references to an Article or Section such as “Article One” or “Section 1.01” shall refer to the applicable Article or Section of this Agreement, (iv) the term “include” and all variations thereof shall mean “include without limitation,” (v) the term “or” shall include “and/or,” (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) references to Persons include their permitted successors and assigns, (viii) references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, except that references to the Series LLC Agreement include only such items as related to the 2026-A Series and the Titling Company, (ix) references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto, (x) references to this Agreement include all Exhibits hereto, and (xi) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding.”

ARTICLE TWO

TRANSFER OF 2026-A SERIES CERTIFICATE

Section 2.01 Transfer of 2026-A Series Certificate. In consideration of the Transferee’s delivery to, or upon the order of, the Depositor of the Notes and the Trust Certificate, the Depositor hereby absolutely sells, transfers, assigns and otherwise conveys to the Transferee, without recourse, and the Transferee does hereby purchase and acquire, as of the date set forth above, all of the Depositor’s right, title and interest in and to the following (collectively, the “Assets”):

2	NALT 2026-A Series Certificate Transfer Agreement

(i) the 2026-A Series Certificate and the interest in the 2026-A Series represented thereby, including all monies due and paid or to become due and paid or payable thereon or in respect thereof after the Cutoff Date;

(ii) all of the Depositor’s rights and benefits as holder of the 2026-A Series Certificate under the Servicing Agreement and the Series LLC Agreement;

(iii) the right to realize upon any property that underlies or may be deemed to secure the interest in the 2026-A Series represented by the 2026-A Series Certificate, as granted in the 2026-A Series Supplement and in the 2026-A Series Certificate;

(iv) all general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, securities accounts, investment property, financial assets, goods, letters of credit, letters of credit rights, advices of credit and uncertificated securities, and other property consisting of, arising from, or relating or credited to the foregoing;

(v) all rights of the Depositor under the Series Certificate Sale Agreement; and

(vi) all cash and non-cash proceeds of all of the foregoing.

Section 2.02 True Sale. The parties hereto intend that the sale, transfer, and assignment of the Assets constitutes a true sale and assignment of the Assets such that any interest in and title to the Assets would not be property of the Depositor’s estate in the event that the Depositor becomes a debtor in a case under any bankruptcy law. To the extent that the conveyance of the Assets hereunder is characterized by a court or similar governmental authority as a financing (i) it is intended by the Depositor and the Transferee that the interest conveyed constitutes a grant of a security interest by the Depositor to the Transferee to secure the obligations of the Depositor hereunder, which security interest shall be perfected and of a first priority, (ii) the Depositor hereby grants to the Transferee a security interest in all of its right, title, and privilege and interest in and to the Assets and the parties hereto agree that this Agreement constitutes a “security agreement” under all applicable laws, and (iii) the possession by the Transferee or its agent of the 2026-A Series Certificate shall be deemed to be “possession by the secured party” or possession by the purchaser or a Person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction.

Section 2.03 Representations and Warranties of the Depositor and the Transferee.

(a) The Depositor hereby represents and warrants to the Transferee as of the Closing Date that:

(i) Organization and Good Standing. The Depositor is duly formed, validly existing, and in good standing under the laws of the state of its formation, and has the power and the authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, the power, the authority and the legal right to acquire, own and sell the Assets.

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(ii) Due Qualification. The Depositor is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to have any such license, approval, or qualification would not have a Material Adverse Effect on the ability of the Depositor to perform its obligations under this Agreement.

(iii) Power and Authority. The Depositor has the power and the authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary action.

(iv) Binding Obligation. This Agreement constitutes a legal, valid, and binding obligation of the Depositor, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(v) No Violation. The execution, delivery, and performance by the Depositor of this Agreement, the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the governing documents of the Depositor, (B) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Depositor is a party or by which it may be bound or any of its properties are subject, (C) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any material indenture, agreement, or other instrument (other than as permitted by the Basic Documents), (D) violate any law or, to the knowledge of the Depositor, any order, rule or regulation applicable to it or its properties, or (E) contravene, violate, or result in a default under any judgment, injunction, order, decree, or other instrument of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties; except, in the case of clauses (B), (C), (D) and (E) of this Section 2.03(a)(v), to the extent it would not reasonably be likely to have a Material Adverse Effect on the ability of the Depositor to perform its obligations under this Agreement.

(vi) No Proceedings. There are no proceedings in which the Depositor has been served or, to the knowledge of the Depositor, proceedings or investigations that are pending or threatened, in each case against the Depositor, before any court, regulatory body, administrative agency or other tribunal, or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Basic Document or (C) seeking any determination or ruling that, in the reasonable judgment of the Depositor, would materially and adversely affect the performance by the Depositor of its obligations under this Agreement.

4	NALT 2026-A Series Certificate Transfer Agreement

(vii) Title to 2026-A Series Certificate. Immediately prior to the transfer of the 2026-A Series Certificate pursuant to this Agreement, the Depositor (A) is the true and lawful owner of the 2026-A Series Certificate and has the legal right to transfer the 2026-A Series Certificate, (B) has good and valid title to the 2026-A Series Certificate and the 2026-A Series Certificate is on the date hereof free and clear of all Liens, and (C) will convey good, valid, and indefeasible title to the 2026-A Series Certificate to the Transferee under this Agreement.

(b) Perfection Representations. The representations, warranties and covenants set forth on Schedule I hereto shall be a part of this Agreement for all purposes. Notwithstanding any other provision of this Agreement or any other Basic Document, the perfection representations contained in Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under the Indenture have been finally and fully paid and performed. The parties to this Agreement: (i) shall not waive any of the perfection representations contained in Schedule I, (ii) shall provide the Rating Agencies with prompt written notice of any breach of perfection representations contained in Schedule I, and (iii) shall not waive a breach of any of the perfection representations contained in Schedule I.

(c) The Transferee hereby represents and warrants to the Depositor as of the Closing Date that:

(i) Organization and Good Standing. The Transferee is duly formed, validly existing, and in good standing under the laws of the state of its formation, has the power and the authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, the power, the authority and the legal right to acquire, own and sell the Assets.

(ii) Due Qualification. The Transferee is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to have any such license, approval or qualification would not have a Material Adverse Effect on the Transferee.

(iii) Power and Authority. The Transferee has the power and the authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Transferee by all necessary action.

(iv) Binding Obligation. This Agreement constitutes a legal, valid, and binding obligation of the Transferee, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

5	NALT 2026-A Series Certificate Transfer Agreement

(v) No Violation. The execution, delivery, and performance of this Agreement by the Transferee and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the governing documents of the Transferee, (B) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Transferee is a party or by which it may be bound or any of its properties are subject, (C) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any material indenture, agreement or other instrument (other than as permitted by the Basic Documents), (D) violate any law or, to the knowledge of the Transferee, any order, rule or regulation applicable to it or its properties, or (E) contravene, violate, or result in a default under any judgment, injunction, order, decree, or other instrument of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferee or any of its properties; except, in the case of clauses (B), (C), (D) and (E) of this Section 2.03(c)(v), to the extent it would not reasonably be likely to have a Material Adverse Effect on the Transferee.

(vi) No Proceedings. There are no proceedings in which the Transferee has been served or, to the knowledge of the Transferee, proceedings or investigations that are pending or threatened, in each case against the Transferee, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that, in the reasonable judgment of the Transferee, would materially and adversely affect the performance by the Transferee of its obligations under this Agreement.

(d) The representations and warranties set forth in this Section shall survive the sale of the Assets by the Depositor to the Transferee and the pledge and grant of a security interest in the Assets by the Transferee to the Indenture Trustee (for the benefit of the Noteholders) pursuant to the Indenture. Upon discovery by the Depositor or the Transferee or upon a Responsible Officer of the Indenture Trustee having actual knowledge of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

Section 2.04 Financing Statement and Books and Records.

(a) In connection with the conveyance of the Assets hereunder, the Depositor agrees that on or prior to the Closing Date it will deliver to or at the direction of the Transferee, with all requisite endorsements, the 2026-A Series Certificate and will file on or within ten days after the Closing Date, at its own expense, one or more financing statements with respect to the Assets meeting the requirements of applicable state law in such manner as necessary to perfect, preserve, maintain and protect the interest of the Transferee in the Assets (to the extent such security interest can be perfected by the filing of a financing statement), and the proceeds thereof to the Depositor

6	NALT 2026-A Series Certificate Transfer Agreement

(and any continuation statements as are required by applicable state law), and to deliver a file-stamped copy of each such financing statement (or continuation statement) or other evidence of such filings (which may, for purposes of this Section 2.04, consist of telephone confirmation of such filings with the file stamped copy of each such filing to be provided to the Transferee in due course), as soon as is practicable after receipt by the Depositor thereof.

(b) The Depositor further agrees that it will, take no actions inconsistent with the Transferee’s ownership of the Assets and on or prior to the Closing Date indicate on its books, records and statements that the Assets have been sold to the Transferee.

Section 2.05 Acceptance by the Transferee. The Transferee agrees to comply with all covenants and restrictions applicable to a Holder of the 2026-A Series Certificate and the interest in the 2026-A Series represented thereby, whether set forth in the 2026-A Series Certificate, in the Series LLC Agreement or otherwise, and assumes all obligations and liabilities, if any, associated therewith.

Section 2.06 Release of Claims. Pursuant to Sections 4.1(f), 4.1(g) and 10.1 of the Titling Company Agreement, the Transferee hereby covenants and agrees for the express benefit of the Member and each holder from time to time of the Unallocated Assets Certificate and any Series Certificate that the Transferee shall release all claims to the Unallocated Assets and the related Other Series Assets, respectively, and, in the event such release is not given effect, to subordinate fully all claims it may be deemed to have against the Unallocated Assets or such Other Series Assets, as the case may be.

ARTICLE THREE

MISCELLANEOUS

Section 3.01 Amendment.

(a) Any term or provision of this Agreement may be amended by the parties hereto, without the consent of any other Person, subject to the satisfaction of one of the following conditions:

(i) the Depositor delivers an Officer’s Certificate or Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and the Depositor notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Agreement may also be amended by the parties hereto (i) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders with the consent of the holders of Notes evidencing at least a Majority Interest of the Controlling Class of the Notes or (ii) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Trust Certificateholders with the consent of Trust Certificateholders evidencing at least a majority of the

7	NALT 2026-A Series Certificate Transfer Agreement

beneficial interest in the Trust Certificates. It will not be necessary for the consent of Noteholders or Trust Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. For purposes of this Section 3.01, if NMAC and/or its Affiliates is the holder of Notes representing 100% of the Note Balance of the Outstanding Notes, such Person (or Persons) may consent to such amendment on behalf of the Noteholders. In determining whether NMAC and/or its Affiliates is the holder of Notes representing 100% of the Note Balance of the Outstanding Notes for purposes of the preceding sentence, any party shall be entitled to rely on an Officer’s Certificate or similar certification of NMAC or any Affiliate thereof to such effect.

(c) Prior to the execution of any amendment to this Agreement, the Depositor shall provide each Rating Agency, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment. Promptly after the execution of any amendment to this Agreement, the Depositor shall furnish a copy of such amendment to each Rating Agency, the Indenture Trustee and the Owner Trustee.

(d) In the event that any Trust Certificates are held by anyone other than NMAC or any of its Affiliates, this Agreement may only be amended if, in addition, (i) Trust Certificateholders evidencing at least a majority of the beneficial interest in the Trust Certificates consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Administrator or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

(e) No amendment pursuant to this Section 3.01 shall be effective which affects the rights, protections, liabilities or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties, liabilities or immunities under this Agreement.

Section 3.02 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 3.03 Severability. If one or more of the covenants, agreements, or provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements, and provisions of this Agreement, and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining covenants, agreements and provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 3.04 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

8	NALT 2026-A Series Certificate Transfer Agreement

The Depositor acknowledges and agrees that (a) the Transferee may, pursuant to the Indenture, pledge and grant a security interest in the 2026-A Series and the 2026-A Series Assets represented thereby and assign its rights under this Agreement to the Indenture Trustee (for the benefit of the holders of the Notes), and (b) the representation, warranties and covenants contained in this Agreement and the rights of the Transferee under this Agreement are intended to benefit the Indenture Trustee (for the benefit of the holders of the Notes). The Depositor hereby consents to all such pledges and grants.

Section 3.05 Headings. The Article and Section headings are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 3.06 Counterparts and Electronic Signature. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by a digital signature provider as specified in writing to the Titling Company Registrar) appearing on this Agreement or such other documents shall have the same effect as manual signatures for the purpose of validity, enforceability and admissibility; provided, however, that any documentation with respect to the transfer of the 2026-A Series Certificate or other securities presented to the Titling Company Registrar, the Titling Company Registrar or any other transfer agent must contain original, manually executed signatures. Other than with respect to instances in which manual signatures are expressly required by this paragraph, each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any digital or electronic signature appearing on this Agreement or any other documents to be delivered in connection herewith and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

Section 3.07 Further Assurances. Each party hereto shall do such acts, and execute and deliver to the other party such additional documents or instruments as may be reasonably requested, in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

Section 3.08 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Owner Trustee, the Indenture Trustee and each Holder of the 2026-A Series Certificate and each Registered Pledgee, who shall be considered third-party beneficiaries hereof. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

Section 3.09 No Petition. Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Member, the Depositor, the Titling Company, the Issuing Entity, any other Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law. This Section shall survive the complete or partial termination or assignment of this Agreement.

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Section 3.10 Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association (“WTNA”), not individually or personally, but solely as Owner Trustee of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as a personal representation, undertaking or agreement by WTNA, but is made and intended for the purpose of binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on WTNA, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTNA has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuing Entity or any other Person in this Agreement and (e) under no circumstances shall WTNA be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Agreement or any other related documents. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.

Section 3.11 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, by facsimile or electronically by email (if an email address is provided), and addressed in each case as specified on Schedule II to the Series Certificate Sale Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery shall occur only when delivered by hand or, in the case of mail, email or facsimile notice, upon actual receipt or reported tender of such communication by an officer of the intended recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, any demand, notice or communication to be delivered pursuant to this Agreement to any Rating Agency shall be deemed to be delivered if a copy of such demand, notice or communication has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

Section 3.12 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

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(c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 3.11 of this Agreement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Basic Document, or any matter arising hereunder or thereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

NISSAN AUTO LEASING LLC II, as Depositor

By:	/s/ Nathan Debernardi
Name:	Nathan Debernardi
Title:	Assistant Treasurer

NISSAN AUTO LEASE TRUST 2026-A, as Transferee

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Erika Forshtay
Name:	Erika Forshtay
Title:	Vice President

S-1	NALT 2026-A Series Certificate Transfer Agreement

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Series Certificate Transfer Agreement, Nissan Auto Leasing LLC II, as depositor (the “Depositor”), hereby represents, warrants, and covenants to Nissan Auto Lease Trust 2026-A, as transferee (the “Transferee”), as follows on the Closing Date:

1. The Series Certificate Transfer Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the 2026-A Series Certificate in favor of the Transferee, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Depositor.

2. The 2026-A Series Certificate constitutes a “general intangible” or “certificated security,” within the meaning of the applicable UCC.

3. Immediately prior to the transfer thereof to the Transferee, the Depositor owns and has good and marketable title to the 2026-A Series Certificate free and clear of any Liens, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

4. The Depositor has received all consents and approvals to the sale of the 2026-A Series Certificate under the Series Certificate Transfer Agreement to the Transferee required by the terms of the 2026-A Series Certificate to the extent that it constitutes an instrument or a payment intangible.

5. The Depositor has received all consents and approvals required by the terms of the 2026-A Series Certificate, to the extent that it constitutes a securities entitlement, certificated security or uncertificated security, to the transfer to the Transferee of its interest and rights in the 2026-A Series Certificate under the Series Certificate Sale Agreement.

6. The Depositor has caused or will have caused, within ten days after the effective date of the Series Certificate Transfer Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the 2026-A Series Certificate from the Depositor to the Transferee and the security interest in the 2026-A Series Certificate (to the extent such security interest can be perfected by the filing of a financing statement) granted to the Transferee under the Series Certificate Transfer Agreement.

7. To the extent that the 2026-A Series Certificate constitutes an instrument or tangible chattel paper, all original executed copies of each such instrument or tangible chattel paper have been delivered to the Transferee or its assignee.

Sch.I-1	NALT 2026-A Series Certificate Transfer Agreement

8. Other than the transfer of the 2026-A Series Certificate from NILT LLC to the Depositor under the Series Certificate Sale Agreement and from the Depositor to the Transferee under the Series Certificate Transfer Agreement and the security interest granted to the Indenture Trustee pursuant to the Indenture, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the 2026-A Series Certificate. The Depositor has not authorized the filing of, nor is aware of, any financing statements against the Depositor that include a description of collateral covering the 2026-A Series Certificate other than any financing statement relating to any security interest granted pursuant to the Basic Documents or that has been terminated.

9. No instrument or tangible chattel paper that constitutes or evidences the 2026-A Series Certificate has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

Sch.I-2	NALT 2026-A Series Certificate Transfer Agreement